Exhibit 3.1

FIRST AMENDMENT

TO THE

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

SCP PRIVATE CREDIT INCOME BDC LLC

The undersigned, being the Members of SCP Private Credit Income BDC LLC (the “Company”), hereby enter into this First Amendment (this “Amendment”), dated and effective as of June 23, 2021, to the Second Amended and Restated Limited Liability Company Agreement of the Company dated February 25, 2020 (the “Agreement”). Capitalized terms used but not otherwise defined herein have the meaning given to them in the Agreement.

PRELIMINARY MATTERS

WHEREAS, the Members wish to amend the Agreement pursuant to Section 13.1 thereof in order to make certain modifications and agreements as hereinafter set forth.

NOW, THEREFORE, the Agreement is hereby amended as follows:

AGREEMENT

1.    Amendment and Restatement of the Definition of “Investment Period”. The definition of “Investment Period” is hereby deleted in entirety and replaced with the following:

“Investment Period shall mean the period beginning on the date of the Initial Closing and terminating as of the close of business on December 31, 2022.”

2.    Effect of Amendment. On and after the date of this Amendment, (i) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or “herein” shall mean and be a reference to the Agreement, as further amended by this Amendment. Except as specifically amended herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflict of laws provisions thereof.

4.    Counterparts and Method of Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

5.    Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Amendment as set forth in the text.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MANAGING MEMBER:
SLR Capital Partners, LLC

By:	/s/ Michael Gross
Name:	Michael Gross
Title:	Managing Member

By:	/s/ Bruce Spohler
Name:	Bruce Spohler
Title:	Managing Member

MEMBERS

SLR Capital Partners, LLC, as true and lawful attorney-in-fact pursuant to the power of attorney granted by each Member whose Subscription Agreement has been accepted by the Fund

By:	/s/ Michael Gross
Name:	Michael Gross
Title:	Managing Member

By:	/s/ Bruce Spohler
Name:	Bruce Spohler
Title:	Managing Member